Exhibit 1.1

EXECUTION VERSION

AMENDMENT TO DISTRIBUTION AGREEMENT

Dated as of May 31, 2012

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Reference is hereby made to the Distribution Agreement dated May 31, 2012 (the “Distribution Agreement”), among Post Properties, Inc., a Georgia corporation (the “Company”), Post Apartment Homes, L.P., a Georgia limited partnership (the “Operating Partnership”), and J.P. Morgan Securities LLC (“JPMS”), which shall be amended as set forth in this Amendment to Distribution Agreement (“Amendment No. 1”). Capitalized terms used herein and not defined have the respective meanings set forth in the Distribution Agreement.

The Distribution Agreement contemplates the offering and sale of Shares pursuant to the Company’s automatic shelf registration statement on Form S-3ASR (File No. 333-181785). The Company has filed with the Commission (i) an automatic shelf registration statement on Form S-3ASR (File No. 333-207416) relating to, among other things, the Company’s Common Stock (which new registration statement became effective upon the filing thereof with the Commission on the date hereof) and (ii) a prospectus supplement dated October 14, 2015 relating to the Securities and an accompanying prospectus dated October 14, 2015.

The parties hereto hereby agree that, from and after the date hereof, to the following:

1.	The second paragraph of the introduction of the Distribution Agreement shall be replaced in its entirety with the following:

The Company and the Operating Partnership have filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3ASR (No. 333-207416) (the “registration statement”) for the registration of the Shares and other securities of the Company, under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); and such registration statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company, the Operating Partnership and their business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to JPMS, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time. “Basic Prospectus” means the prospectus dated October 14, 2015, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by the Company to JPMS in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provisions of Section 4(g) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectuses” has the meaning set forth in Section 3(b). Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

2.	Section 3(bb) shall be replaced in its entirety with the following:

Neither the Company nor any of its subsidiaries nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

3.	Section 3(dd) shall be replaced in its entirety with the following:

None of the Company, the Operating Partnership or any of their subsidiaries, nor, to the knowledge of the Company and Operating Partnership, any director, officer, agent, employee or affiliate or other person associated with or acting on behalf of the Company, the Operating Partnership or any of its subsidiaries, is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, the Operating Partnership or any of their subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company and Operating Partnership will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any of their subsidiaries, joint venture partners or other persons or entities (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company, the Operating Partnership and their subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

4.	The following shall be added as Section 3(hh):

The Registration Statement and the documents incorporated by reference therein include and incorporate by reference all XBRL Data required to be included therein; and the XBRL Data included or incorporated by reference in the Registration Statement or the documents incorporated by reference therein fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

5.	Section 4(k)(i) shall be replaced in its entirety as follows:

The Company shall pay all expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, including without limitation such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, the Prospectus, each Prospectus Supplement, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agent (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Agent (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law (including the reasonable legal fees and filing fees and other disbursements of U.S. or other foreign counsel for the Agent) and the printing and furnishing of copies of any blue sky surveys, (v) the listing of the Shares on the NYSE and any other securities exchange and any registration thereof under the Exchange Act, (vi) any filing with, and any review of the public offering of the Shares by, FINRA, including the reasonable legal fees and other reasonable disbursements of counsel for the Agent relating to FINRA matters and (vii) the reasonable fees and disbursements of the Company’s and Agent’s counsel and of the Company’s accountants as further described on Annex I. Except as set forth on Annex I hereto, the Agent will pay all of its other out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel and similar expenses, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated.

6.	The following shall be added as Section 4(k)(iii):

Section 4(k)(ii) shall remain in effect with respect to expenses incurred under such provision through the date of this Amendment No. 1.

7.	Section 10 shall be replaced in its entirety as follows:

All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to JPMS, shall be sufficient in all respects if delivered or sent to J.P. Morgan Securities LLC, 383 Madison Avenue, 7th Floor, New York, New York 10179, to the attention of Special Equities Group, Adam Rosenbluth (email adam.s.rosenbluth@jpmorgan.com) and Brett Chalmers (email brett.chalmers@jpmorgan.com), and, if to the Company or the Operating Partnership, shall be sufficient in all respects if delivered or sent to the Company at Post Properties, Inc., 4401 Northside Parkway, Suite 800, Atlanta, GA 30327, Attn: Christopher J. Papa (facsimile number (404) 504-9388). Notwithstanding the foregoing, any communications regarding Transaction Notices shall be sent to the Company via facsimile or e-mail to Sherry W. Cohen (facsimile number (404) 504-9388; e-mail scohen@postproperties.com) and Christopher J. Papa (facsimile number (404) 504-9388; e-mail cpapa@postproperties.com), with a copy to Stacey Barnard (facsimile number (404) 504-9367; e-mail sbarnard@postproperties.com), and receipt confirmed by telephone at (404) 846-5028. Notwithstanding the foregoing, Transaction Notices shall be delivered to JPMS via e-mail to Adam Rosenbluth (e-mail adam.s.rosenbluth@jpmorgan.com) and Brett Chalmers (e-mail brett.chalmers@jpmorgan.com).

8.	The following shall be added as Annex I:

PAYMENT OF EXPENSES

(a) The Company shall pay for all fees and disbursements of one counsel for the Agent and the Alternative Agents incurred in connection with the Agreement and the Alternative Distribution Agreements and the transactions contemplated thereby, whether or not the transactions contemplated thereby are consummated or this Agreement or any Alternative Distribution Agreement is terminated (collectively, the “Expenses”). Such Expenses shall be billed by the counsel for the Agent and the Alternative Agents to the Company upon execution of the Agreement and the Alternative Distribution Agreements and thereafter on a quarterly basis and paid promptly.

(b) On the earlier of (i) the date which is eighteen months after the date of the Agreement, (ii) the 30th day after the Maximum Amount of Shares have been sold pursuant to this Agreement and the Alternative Distribution Agreements, or (iii) the date this Agreement and the Alternative Distribution Agreements have been terminated, each of the Agent and the Alternative Agents shall reimburse the Company its pro rata share of the Expenses, based on the gross sales of each of the Agent and the Alternative Agents, which amount shall decrease on a straight-line basis from 100% of the Expenses if the Maximum Amount of Shares have been sold pursuant to this Agreement and the Alternative Distribution Agreements, to 0% of the Expenses if no Shares have been sold pursuant to this Agreement or any Alternative Distribution Agreement.

(c) In the event that all of the Shares are not sold on or prior to the date which is eighteen months after the date of this Agreement and the Alternative Distribution Agreements, then prior to the incurrence of any additional Expenses thereafter but after payment by the Company of Expenses pursuant to clause (a) above and reimbursement of Expenses, if any, by the Agent and any Alternative Agent, as applicable, pursuant to clause (b) above, the Company and the Agent agree to negotiate in good faith an arrangement for the reimbursement of any additional Expenses incurred after the date which is eighteen months after the date of this Agreement and the Alternative Distribution Agreements.

The parties hereto hereby further agree that the Distribution Agreement, as amended hereby, shall remain in full force and effect.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

[signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Operating Partnership a counterpart hereof, whereupon this agreement, along with all counterparts, will become a binding agreement between the Agent, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

POST PROPERTIES, INC.

By:	/s/ Christopher J. Papa
Name: Christopher J. Papa
Title: Executive Vice President and
Chief Financial Officer

POST APARTMENT HOMES, L.P.

By:	Post GP Holdings, Inc., its sole general partner

By:	/s/ Christopher J. Papa
Name: Christopher J. Papa
Title: Executive Vice President and
Chief Financial Officer

[Signature Page to Amendment No. 1 to Distribution Agreement – JPMS]

Accepted:

J.P. MORGAN SECURITIES LLC

By:	/s/ Adam S. Rosenbluth
Name: Adam S. Rosenbluth
Title: Executive Director

[Signature Page to Amendment No. 1 to Distribution Agreement – JPMS]